EXHIBIT 99.1

Altiris Reports Financial Results for Fourth Quarter and Calendar Year 2003

Salt Lake City, Utah, February 2, 2004– Altiris, Inc. (Nasdaq: ATRS), a leader in systems management solutions that reduce the total cost of owning information technology, today announced financial results for the fourth quarter and calendar year ended December 31, 2003.

For the fourth quarter, the Company reported total revenue of $30.3 million, an increase of 67% over the $18.1 million reported in the fourth quarter of 2002, and an increase of 20% over revenue of $25.4 million reported in the third quarter of 2003. Including non-cash charges of $420,000 for the amortization of acquired intellectual property, $558,000 of amortization of intangible assets, $910,000 write-off of in-process research and development, and $337,000 in stock-based compensation, the Company reported fourth quarter net income of $4.1 million, or $0.15 per diluted share. This compares to net income of $1.6 million, or $0.07 per diluted share, reported in the fourth quarter of 2002 and net income of $3.8 million or $0.15 per diluted share, reported in the third quarter of 2003.

On a pro forma basis, the Company reported net income of $4.0 million, or $0.15 per diluted share, for the fourth quarter of 2003, excluding the above-mentioned charges and applying a normalized tax rate. Fourth quarter 2003 results compare to pro forma net income of $1.5 million, or $0.07 per diluted share, reported in the fourth quarter of 2002, and pro forma net income of $3.5 million, or $0.14 per diluted share, reported in the third quarter of 2003.

In the fourth quarter, license revenue increased 71% over the prior year and 22% over the prior quarter to $20.3 million. Service revenue increased 61% over the prior year and 14% over the prior quarter to $10.0 million. The Company generated $13.7 million in cash from operations and closed the quarter with $139.0 million in cash and marketable securities.

For calendar year 2003, the Company reported revenue of $99.3 million, which represents a 58% increase over $62.9 million in revenue reported in calendar year 2002. In addition, the Company reported net income for common shares of $13.7 million, or $0.57 per diluted share, which compares to a net loss for common shares of $(13.9 million), or $(0.89) per share, for calendar year 2002. On a pro forma basis, the Company reported net income of $12.0 million, or $0.50 per diluted share, for calendar year 2003, which excludes $3.7 million in non-cash charges related to the amortization of acquired intellectual property, amortization of intangible assets, a write-off of in-process research and development, and stock-based compensation. For 2002, the Company reported pro forma net income of $3.1 million, which excludes non-cash charges of $4.5 million related to the amortization of acquired intellectual property, amortization of intangible assets, and stock-based compensation.

“Our financial performance in the fourth quarter was a solid finish to a successful year,” commented Greg Butterfield, president and chief executive officer of Altiris. “During 2003, we continued to take important steps to advance our market position and the overall market place for IT lifecycle management. We not only significantly extended our partner relationships, but also completed a highly strategic acquisition, adding key application management technology, and substantially broadened our portfolio with the addition of several new products, including patch management technology.

“In the fourth quarter, we had good sales activity in all channels and geographies, and continued to experience growth in the size and scope of our transactions, closing a record 61 deals over $100,000. Our international business had a strong quarter and we expect our international business to continue to grow as our partners give us more access to key global customers. We experienced particularly good activity in selected verticals, including the government vertical, and are making good traction with many of our VAR and SI partners.

“The year 2003 was highly productive, as we continued to build our foundation for the future. Looking ahead, we continue to identify new opportunities for growth in 2004 and beyond, and are optimistic about what lies ahead. We are more confident in the overall economy and its potential to positively impact our business,” concluded Butterfield.

As the Company completes the valuation of the Wise acquisition, which closed in December, 2003, it may make GAAP adjustments before filing its annual report on Form 10K. The company does not expect this to impact pro forma results for the fourth quarter or fiscal year 2003.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s fourth quarter results on Monday, February 2, 2004 starting at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the company’s web site at http://www.altiris.com/company/investor/. For those unable to listen to the live webcast, a replay of the call will also be available on the Altiris website, or by dialing 800-405-2236 (or 303-590-3000 for callers outside the US and Canada) and entering passcode 567029.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and webcast to be broadcast on February 2, 2004 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our website at http://www.altiris.com/company/investor/. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company’s cash performance for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and trademarks, write-off of in-process research and development, stock-based compensation and deemed dividends attributable to preferred stockholders.

About Altiris

Altiris, Inc. offers a full line of Web-enabled solutions that empower organizations to easily manage desktops, notebooks, handhelds, and Windows, Linux and UNIX servers throughout the IT lifecycle. Altiris provides fully integrated, complete systems management solutions for client and mobile, server, and asset management. Altiris automates, simplifies and reduces the cost and complexity of IT lifecycle management with a rapid return on investment. For more information, visit www.altiris.com

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our advancing our leadership in IT lifecycle management, our long-term market position, our market opportunity, our growth and performance expectations, and pro forma financial results. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Microsoft and other OEMs, VARs, systems integrators, and other sales channels, our inability to successfully integrate Wise solutions with Altiris, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers our inability to grow our international business and successfully deal with the risks inherent in doing business internationally, and such other risks as identified in our quarterly report on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission and all subsequent filings, including registration statements, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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(Table to follow)

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.

Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Annie Palmore
Altiris Inc.	the blueshirt group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
annie@blueshirtgroup.com

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000's, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2003	2002	2003	2002
Revenue:
Software	$20,329	$11,909	$64,788	$38,095
Services	9,998	6,227	34,552	24,781

Total revenue	30,327	18,136	99,340	62,876

Cost of revenue:
Software	215	158	1,009	897
Amortization of acquired IP	420	148	886	1,792
Write-down of acquired IP	—	—	—	—
Services	3,530	1,309	10,971	6,880

Total cost of revenue	4,165	1,615	12,866	9,569

Gross profit	26,162	16,521	86,474	53,307

Operating expenses:
Sales and marketing	12,032	8,267	39,036	28,187
Research and development	6,817	4,687	24,263	16,297
General and administrative	2,368	1,733	7,961	6,765
Amortization of intangible assets	558	21	599	46
Write-off of in-process research and development	910	—	910	—
Stock-based compensation	337	658	1,322	2,624

Total operating expenses	23,022	15,366	74,091	53,919

Income (loss) from operations	3,140	1,155	12,384	(612)

Other income (expense), net	1,016	511	3,187	1,152

Income (loss) before income taxes	4,156	1,666	15,571	540

Provision for income taxes	(64)	(44)	(1,848)	(626)

Net income (loss)	$4,092	$1,622	$13,722	$(86)

Dividends related to preferred shares	—	—	—	(13,781)

Net income (loss) for common shares	$4,092	$1,622	$13,722	$(13,867)

Basic net income (loss) per share	$0.16	$0.08	$0.60	$(0.89)

Diluted net income (loss) per share	$0.15	$0.07	$0.57	$(0.89)

Basic shares	25,708	19,955	22,787	15,532

Diluted shares	27,221	21,748	24,054	15,532

PRO FORMA ADJUSTMENTS
GAAP income (loss) before income taxes	$4,156	$1,666	$15,571	$540

Add back:
Amortization of acquired IP	420	148	886	1,792
Write-down of acquired IP	—	—	—	—
Amortization of intangible assets	558	21	599	46
Write-off of in-process research and development	910	—	910	—
Stock-based compensation	337	658	1,322	2,624

Pro forma income (loss) before income taxes	6,381	2,493	19,288	5,002

Pro forma provision (benefit) for income taxes (38%)	(2,425)	(947)	(7,329)	(1,901)

Pro forma net income (loss)	$3,956	$1,546	$11,959	$3,101

Pro forma net income (loss) per share:
Basic	$0.15	$0.08	$0.52	$0.20

Diluted	$0.15	$0.07	$0.50	$0.16

Shares used to compute pro forma net income (loss) per share:
Basic	25,708	19,955	22,787	15,532

Diluted	27,221	21,748	24,054	19,247

Altiris, Inc.

Consolidated Balance Sheets

(in 000's)

	December 31, 2003	December 31, 2002
ASSETS	(Unaudited )
Current assets:
Cash and marketable securities	$139,031	$72,931
Accounts receivable, net	23,478	11,856
Prepaid expenses and other current assets	4,123	1,069

Total current assets	166,632	85,856

Property and equipment, net	4,517	3,035
Intangible assets, net	38,279	849
Other assets	130	93

Total Assets	$209,558	$89,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,008	$871
Current portion of note payable	—	144
Accounts payable	2,769	1,311
Accrued salaries and benefits	7,221	3,232
Other accrued expenses	4,172	3,599
Deferred revenue	21,620	11,346

Total current liabilities	36,790	20,503

Capital lease obligations, net of current portion	817	780
Note payable, net of current portion	—	0
Deferred revenue, non-current	4,409	2,632

Total liabilities	42,016	23,915

Stockholders’ equity:
Common stock	3	2
Additional paid in capital	178,180	91,659
Deferred compensation	(899)	(2,311)
Accumulated other comprehensive income	60	83
Accumulated deficit	(9,802)	(23,515)

Total stockholders’ equity	167,542	65,918

Total liabilities and stockholders’ equity	$209,558	$89,833